UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 26, 2025

North Haven Private Income Fund A LLC

(Exact name of Registrant as Specified in Its Charter)

Delaware	814-01654	92-1385301
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1585 Broadway New York, NY	10036
(Address of principal executive offices)	(Zip Code)

1 (212) 761-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01.	Entry into a Material Definitive Agreement.

On November 26, 2025, PIF A Financing SPV LLC (“PIF A Financing”), a Delaware limited liability company and a wholly owned subsidiary of North Haven Private Income Fund A LLC (the “Company”), entered into that certain Credit and Security Agreement (the “Credit Agreement”) with the Company, as servicer, PIF A Financing, as borrower, Barclays Bank PLC (“Barclays”), as administrative agent, the lenders party thereto, and State Street Bank and Trust Company, as collateral administrator, collateral agent and securities intermediary, pursuant to which the lenders have agreed to extend credit in an initial aggregate principal amount of up to $200,000,000 at any one time outstanding, which amount may be increased to up to $300,000,000 (the “Barclays Funding Facility”).

The obligations of PIF A Financing under the Barclays Funding Facility are secured by all of the assets held by PIF A Financing, including portfolio investments contributed or transferred by the Company to PIF A Financing. The Barclays Funding Facility is a revolving funding facility with a reinvestment period ending November 26, 2027 and a final maturity date of November 26, 2036 or, after November 26, 2028, an earlier date selected by Barclays as administrative agent or any lender in their sole discretion. Subject to certain conditions, the reinvestment period is subject to a one-year extension. Advances under the Barclays Funding Facility are available in US dollars, and subject to certain exceptions, the interest charged on the Barclays Funding Facility is based on Term SOFR (Dollar) (subject to a floor of zero), plus a margin equal to 1.80%, which, provided that no Permitted Securitization Event (as defined in the Credit Agreement) has occurred on or prior to November 26, 2027, shall increase to 2.30%. Under the Credit Agreement, the Company and PIF A Financing, as applicable, have made customary representations and warranties and are required to comply with various covenants, servicing procedures, limitations on disposition, reporting requirements and other customary requirements for similar revolving funding facilities. The Credit Agreement includes usual and customary events of default for revolving funding facilities of this nature.

The description above is only a summary of the material provisions of the Barclays Funding Facility and is qualified in its entirety by reference to copies of the Credit Agreement, which is filed as Exhibit 10.1 to this current report on Form 8-K and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description

10.1*	Credit and Security Agreement, dated as of November 26, 2025, entered into among PIF A Financing SPV LLC, as borrower, North Haven Private Income Fund A LLC, as servicer, the lenders party thereto, Barclays Bank PLC, as administrative agent, and State Street Bank and Trust Company, as collateral administrator, collateral agent and securities intermediary

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Exhibits and/or schedules to this Exhibit have been omitted in accordance with Item 601 of Regulation S-K. The registrant agrees to furnish supplementally a copy of all omitted exhibits and/or schedules to the SEC upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 2, 2025	NORTH HAVEN PRIVATE INCOME FUND A LLC

	By:	/s/ David Pessah
David Pessah
Chief Financial Officer